Exhibit 10.5

August 10, 2017

William L. Hodges

401 May Court

Raleigh, North Carolina 27609

Dear Bill,

I am pleased to extend the terms of your employment with Novan, Inc. (the “Company”) as interim Chief Financial Officer until November 15, 2017 (the “Extension Period”).  This letter amends the terms of your employment, as described in the offer letter dated March 21, 2017 and further amended on June 28, 2017 (the “Offer Letter”) during the Extension Period.

Except as otherwise described below, your compensation during the Extension Period will be governed by this paragraph.  Your base salary during the Extension Period will continue as described in the Offer Letter.  You will continue to be eligible to participate in employee benefits and paid time off in accordance with the Company’s current policies.

Please sign and date one (1) copy of this letter and return it to me by August 10, 2017.  Please let me know if you have any questions.

Regards,

/s/ G. Kelly Martin

____________________

G. Kelly Martin

Interim Chief Executive Officer

I agree to the amended terms of employment described above, this 10th day of August, 2017.

/s/ William L. Hodges

____________________

William L. Hodges